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                                                   Exhibit 23.1


              CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File Nos. 333-55890 and 33-57840) of Boston Edison Company of our report dated January 26, 2001 relating to the financial statements and the financial statement schedule, which appear in this Form 10-K.


PricewaterhouseCoopers LLP

Boston, Massachusetts
January 26, 2001